UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPET	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stanford Eschner as the Company’s Vice Chairman and a Director

On August 1, 2025, during a meeting of the board of directors (the “Board”) of Trio Petroleum Corp. (the “Company”), Stanford Eschner tendered his resignation as Vice Chairman and a director of the Company, effective as of August 1, 2025, which resignation was accepted by the Board. Mr. Eschner’s decision to resign as a director was not the result of any disagreements between Mr. Eschner, on the one hand, and the Company’s management or Board, on the other hand, as to any matter relating to the Company’s operations, policies, or practices.

Additionally, the Board authorized and approved the Company’s engagement of Mr. Eschner as consultant to the Company from August 1, 2025 to December 31, 2025 and the Compensation Committee of the Board of Directors (the “Compensation Committee”) authorized and approved payment to Mr. Eschner of $4,267 per month, during the term of his service as a consultant to the Company and a one-time issuance of 15,000 shares of common stock, par value $0.0001 per share of the Company (“Common Stock”), pursuant to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”).

The Company entered into a Consulting Agreement, effective as of August 1, 2025 (the “Consulting Agreement”), which sets forth the services to be provided by Mr. Eschner through December 31, 2025, the compensation payable to Mr. Eschner therefor, and the other applicable terms relating to the consulting engagement.

The above description of the Consulting Agreement is qualified in its entirety by the text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “8-K”).

Compensation Payable to Robin Ross, the Company’s Chief Executive Officer

On August 1, 2025, the Compensation Committee, in recognition of Robin Ross’s significant contributions to the Company, since he was appointed the Chief Executive Officer of the Company, authorized and approved an increase in his base salary from a rate of $300,000 per year to $400,000 per year, effective as of August 1, 2025. Additionally, the Compensation Committee also authorized and approved a one-time award of 625,000 shares of Common Stock to Mr. Ross, pursuant to the 2022 Plan. The terms of the increase in Mr. Ross’s compensation and the one-time issuance of shares of Common Stock will be memorialized in an amendment to Mr. Ross’s Executive Employment Agreement, which was effective as of July 11, 2024 (the “Ross Employment Agreement”) to be entered into by the Company and Mr. Ross, promptly after the filing of this 8-K.

Additionally, the Compensation Committee, pursuant to the provisions of Section 4 of the Ross Employment Agreement, also authorized and approved a cash bonus payable to Mr. Ross, in the amount of $150,000, to be paid at such time as determined by the Board.

Compensation Payable to Gregory Overholtzer, the Company’s Chief Financial Officer

On August 1, 2025, the Compensation Committee authorized and approved a one-time award of 62,500 shares of Common Stock to Gregory Overholtzer, the Company’s Chief Financial Officer, pursuant to the 2022 Plan. The terms of the one-time issuance of shares of Common Stock will be memorialized in an agreement to be entered into between the Company and Mr. Overholtzer, promptly after the filing of this 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
10,1	Consulting Agreement, effective as of August 1, 2025, between the Company and Stanford Eschner
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: August 5, 2025	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer

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